 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 2, 2014

Synchrony Credit Card Master Note Trust
RFS Holding, L.L.C.
Synchrony Bank
(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945, 333-169151, 333-107495-02, 333-130030-01, 333-144945-01, 333-169151-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (Synchrony Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(877) 441-5094
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into Material Definitive Agreements.

On December 2, 2014, Synchrony Credit Card Master Note Trust (the “Trust”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), entered into (i) the Supplemental Indenture No. 3 to Series 2012-2 Indenture Supplement, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and the Indenture Trustee amended certain provisions of the Series 2012-2 Indenture Supplement, dated as of February 2, 2012, between the Trust and the Indenture Trustee, regarding the Class B and Class C Notes; (ii) the Supplemental Indenture No. 3 to Series 2012-7 Indenture Supplement, a copy of which is filed with this Form 8-K as Exhibit 4.2, pursuant to which the Trust and the Indenture Trustee amended certain provisions of the Series 2012-7 Indenture Supplement, dated as of October 17, 2012, between the Trust and the Indenture Trustee, regarding the Class C Notes; and (iii) the Supplemental Indenture No. 3 to Series 2013-1 Indenture Supplement, a copy of which is filed with this Form 8-K as Exhibit 4.3, pursuant to which the Trust and the Indenture Trustee amended certain provisions of the Series 2013-1 Indenture Supplement, dated as of March 26, 2013, between the Trust and the Indenture Trustee, regarding the Class B and Class C Notes.

Item 9.01.         Financial Statements and Exhibits.

(a)          Not applicable.

(b)          Not applicable.

(c)          Not applicable.

(d)          Exhibits.

Exhibit No.	Document Description

4.1	Supplemental Indenture No. 3 to Series 2012-2 Indenture Supplement, dated as of December 2, 2014, between the Trust and the Indenture Trustee.
4.2	Supplemental Indenture No. 3 to Series 2012-7 Indenture Supplement, dated as of December 2, 2014, between the Trust and the Indenture Trustee.
4.3	Supplemental Indenture No. 3 to Series 2013-1 Indenture Supplement, dated as of December 2, 2014, between the Trust and the Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2014	RFS Holding, L.L.C., as depositor

	By:	/s/ Joseph Ressa
	Name:	Joseph Ressa
	Title:	Vice President